Exhibit 16.1

H	B	M

HANSEN, BARNETT & MAXWELL, P.C.
Certified Public Accountants

September 6, 2013

Securities and Exchange Commission

450 5th Street NW

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of International Isotopes, Inc., included under Item 4.01 of Form 8-K, with respect to this firm’s resignation as the registered independent accounting firm of International Isotopes, Inc. that occurred on September 6, 2013.  We agree with the statements made in response to that Item insofar as they relate our firm.

Sincerely,

Hansen, Barnett & Maxwell, P.C.

Registered with the Public Company Accounting Oversight Board	5 Triad Center, Suite 750, Salt Lake City, Utah 84180-1128 Tel 801-532-2200 FAX 801-532-7944 www.hbmcpas.com
	ADDING VALUE	NOT COMPLEXITY